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                               FIRST AMENDMENT
                            TO EMPLOYMENT AGREEMENT

      WHEREAS, Robert H. Rau ("Employee") and Rohr, Inc., (the "Company"), sometimes collectively referred to as the "Parties," entered into an Employment Agreement dated April 9, 1993, (the "Agreement"); and

      WHEREAS, the Employees has fulfilled the expectations of the Company; and

      WHEREAS, the Parties wish to amend the Agreement as herein provided;

      NOW, THEREFORE, for adequate consideration, the Parties agree as follows:

1. Paragraph 3(h)(i) is hereby amended to delete the words "eight years" and substitute in their place the words "six years (provided that the sixth installment will vest on Employee's sixty-second (62nd) (birthday)".

2.    Paragraph 6 of the Agreement is hereby amended as follows:

      a. Delete the existing language in its entirety, except for the final paragraph beginning with the words "Any notice of discharge...", and the following is substituted in its place:

          "6.  Termination for Cause.
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               Company and Employee agree that Employee may be terminated, without payment of the severance provision at paragraph 1, by reason of a Termination for Cause, which is defined as follows:

               "Termination for Cause" shall mean termination of Employee's employment by the Company solely by reason of one or more of: (a) an act by Employee constituting a felony, resulting in a conviction, and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or any of its affiliated corporations,
               (b) Employee's willful and deliberate engagement in an act of gross misconduct that results in demonstrably material and irreparable injury to the Company or any of its affiliated corporations, and which was demonstrably (i) done in bad faith and (ii) without a reasonable belief that such act was in the best interests of the Company, or (c) Employee's willful, deliberate and continued failure substantially to perform his duties to the Company, which is demonstrably committed (i) in bad faith and (ii) without a reasonable belief that any such breach of duties is in the best interests of the Company, and which is not remedied within three months, after the written demand notice referred to below. In the event a termination for Cause is believed to be justified, then a written notice thereof shall be delivered to Employee by the Board which specifically and in detail identifies and explains the manner in












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               which it is believed that Employee has performed an act which justifies a Termination for Cause."

      b. The first sentence of the unnumbered paragraph, beginning with the words "Any notice of discharge..." is deleted and the following substituted:

               "Any notice of discharge which is a Termination for Cause will be effective when all the events described in (a), (b) or (c), as applicable, have occurred."

3. In all other respects the Agreement is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on the 21st day of April, 1995.

ATTEST:                                    ROHR, INC.

/s/ R.W. MADSEN                            /s/ WALLACE BARNES
- ---------------------------                ------------------------------
Secretary                                  Chairman of the Board

                                           /s/ ROBERT H. RAU
                                           ------------------------------
                                           Robert H. Rau

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